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Exhibit 23.1

Consent of Independent Auditors

     [Letterhead of PricewaterhouseCoopers LLP]
May 22, 2001

The Board of Directors
Sterling Financial Corporation

    We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 8, 2001 relating to the financial statements, which appears in Sterling Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.

                    /s/ PricewaterhouseCoopers LLP

May 22, 2001
Spokane, Washington

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Exhibit 23.1 Consent of Independent Auditors